Exhibit 99.1

Del Monte Foods Company P.O. Box 193575 San Francisco, CA 94119-3575	NEWS RELEASE

DEL MONTE FOODS COMPANY ANNOUNCES
FISCAL 2003 FOURTH QUARTER AND YEAR-END RESULTS

Free Cash Flow Enables Significant Debt Reduction

     SAN FRANCISCO, CA, June 26, 2003 — Del Monte Foods Company (NYSE: DLM) today announced reported net sales of $776.0 million and net income of $23.5 million, or $0.11 diluted earnings per share, for the fourth quarter ended April 27, 2003, compared to reported net sales of $498.4 million and net income of $47.5 million, or $0.30 diluted earnings per share in the prior year period. Adjusting both quarters for the factors detailed in the charts below, pro forma as adjusted diluted earnings per share for the fiscal 2003 fourth quarter is $0.21, compared to $0.20 in fiscal 2002. The Company also announced that since the close of the merger1 on December 20, 2002, it succeeded in paying down debt by over $150 million, while increasing its cash balance by approximately $30 million.

     “We are pleased that our top and bottom-line results met our overall expectations,” said Richard G. Wolford, Chairman and Chief Executive Officer. “This performance reflects solid execution in our Consumer Products business while our significant cash-flow enabled continued debt reduction. Our business segments are performing largely as expected, as we are successfully integrating our businesses and continue to generate strong cash flow. In fiscal 2004, we look forward to our team’s first full-year of working together to implement our strategies to build our Company and to substantially complete our integration, which is progressing ahead of schedule due, in large part, to the coordinated efforts and dedication of our entire organization.”

     The increase in reported net sales for the quarter, when compared to reported net sales for the fourth quarter of fiscal 2002, was due primarily to the inclusion of Del Monte Brands sales after the

1 Del Monte acquired through merger, the North American StarKist seafood, North American pet food and pet snacks, U.S. private label soup, College Inn broth and the U.S. infant feeding businesses (the “Acquired Businesses”) of the H. J. Heinz Company (NYSE: HNZ) on December 20, 2002. For accounting purposes, the Acquired Businesses are considered the surviving entity and the historical financial statements of the Acquired Businesses now constitute the historical financial statements of the Company. Therefore, fiscal 2003 reported results include the results of operations of Del Monte’s fruit, vegetable and tomato businesses (“Del Monte Brands”) only for the period after the December 20, 2002 merger. Reported financial results for periods prior to the merger reflect only the financial results of the Acquired Businesses. Reported results also include certain merger-related expenses and other income, the detail of which is shown in the Company’s Consolidated Statements of Income.
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completion of the merger. Adjusting both quarters for the factors detailed in the charts below, pro forma as adjusted net sales were $782.3 million for the fiscal 2003 fourth quarter, compared to $850.1 million in the prior year period. This decrease in year over year revenues is due primarily to a planned reduction in sales of the private label and other non-core portions of the pet products portfolio, the impact of our strategic decision not to replicate prior year fourth quarter promotional programs and lower sales of infant feeding products; partially offset by growth in the Del Monte Brands business, and increased tuna pouch and soup sales.

     Reported diluted earnings per share were $0.11 for the quarter, compared to $0.30 for the fourth quarter of fiscal 2002. Adjusting both quarters for the factors detailed in the charts below, pro forma as adjusted diluted earnings per share for the fiscal 2003 fourth quarter is $0.21, compared to $0.20 in fiscal 2002, due primarily to decreased interest expense and increased operating margins, partially offset by the impact of lower sales.

Twelve Months Ended April 27, 2003

     The Company announced reported net sales of $2,171.1 million and net income of $133.5 million, or $0.76 diluted earnings per share, for fiscal 2003, compared to reported net sales of $1,817.0 million and net income of $180.0 million, or $1.15 diluted earnings per share in fiscal 2002. Adjusting both years for the factors detailed in the charts below, pro forma as adjusted diluted earnings per share for fiscal 2003 is $0.85, compared to $0.80 in fiscal 2002.

     The increase in reported net sales for fiscal 2003, when compared to reported net sales for fiscal 2002, was due primarily to the inclusion of Del Monte Brands after the completion of the merger. Pro forma as adjusted net sales which were adjusted for the factors detailed in the charts below, were $3,079.2 million for fiscal 2003, compared to $3,185.3 million in fiscal 2002. The decrease in year over year revenues is due primarily to a planned reduction in sales of the private label and other non-core portions of the pet products portfolio, the impact of our strategic decision not to replicate prior year fourth quarter promotional programs and lower sales of infant feeding products; partially offset by growth in the Del Monte Brands business, and increased tuna pouch and soup sales.

     Reported diluted earnings per share for fiscal 2003 were $0.76, compared to $1.15 for fiscal 2002. Adjusting both years for the factors detailed in the charts below, pro forma as adjusted diluted earnings per share for fiscal 2003 is $0.85, compared to $0.80 in fiscal 2002, due primarily to decreased interest expense and increased operating margins, partially offset by the impact of lower sales.

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Outlook

     The Company also reiterated the financial guidance it provided in its May 16, 2003 press release. It expects fiscal 2004 revenue growth of 2 to 4% over pro forma fiscal 2003. The Company also expects reported diluted earnings per share of approximately $0.80 to $0.84 for its fiscal year ending May 2, 2004. When adjusted for integration and restructuring expenses of $0.08 per share, the Company expects fiscal 2004 adjusted diluted earnings per share growth of 6 to 9%, to approximately $0.88 to $0.92. The Company also expects free cash flow2, before merger-related, integration and restructuring expenses, to be consistent with prior guidance. Merger-related, integration and restructuring expenses for 2004 are expected to be approximately $26 million, approximately $17 million net of taxes. The Company expects to pay down debt by approximately $175 million in fiscal 2004.

Del Monte Foods

     Del Monte Foods Company, with over $3 billion in pro forma net sales, is the country’s largest provider of premium-quality processed fruits, vegetables, tomatoes, tuna fish and private label soup and a leading marketer and producer of pet products and baby foods. With a powerful portfolio of top-name brands including Del Monte®, Contadina®, StarKist®, S&W®, Nature’s Goodness™, College Inn®, 9Lives®, Kibbles’n Bits®, Pup-Peroni®, Snausages®, and NawSomes!®, Del Monte products are found in 9 out of 10 American households. For more information on Del Monte Foods Company (NYSE:DLM), visit the Company’s website at www.delmonte.com.

     Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its results and its view of its business and prospects for fiscal 2004 at 8:00 a.m. PDT (11:00 a.m. EDT) today. The webcast, slide presentation, related reconciliations of non-GAAP financial measures and historical, quarterly pro forma results for fiscal 2002 and 2003 can be accessed at www.delmonte.com/company/investors. The webcast and slide presentation will be available online through July 10, 2003.

     The Company is providing the pro forma, as adjusted non-GAAP financial measures because the Company believes these non-GAAP financial measures allow for a more consistent period-to-period comparison. This is due, in part, to the fact that on December 20, 2002, the Company merged with certain businesses of H. J. Heinz Company (NYSE: HNZ). For accounting purposes, fiscal 2003 reported results include the results of operations of the Del Monte Brands business only for the

2 Cash flow from operating activities less cash flow from investing activities.

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period after the December 20, 2002 merger. Reported financial results for periods prior to the merger reflect only the financial results of the Acquired Businesses. Reported results also include expenses and charges that relate to the merger and other events rather than to the routine operation of the Company’s businesses. The Company’s adjustments to its GAAP pro forma results include expenses, gains and losses related to integration and merger-related items, restructuring and debt refinancing. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s businesses and believes this information is also helpful to investors.

     This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the merger of certain businesses and future financial operating results.

     Factors relating to the merger of the acquired businesses that could cause actual results to differ materially from those described herein include, among others: the actions of the U.S., foreign and local governments, including the reduction or elimination of favorable government regulations; the success of the business integration in a timely and cost-effective manner; the risk that the Company may incur liabilities as a result of the transaction that are currently unknown; costs related to the transaction; and other economic, business, competitive and/or regulatory factors affecting the operations of the Company.

     In addition to the factors mentioned above, factors that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; weather conditions; energy costs and availability; crop yields; competition, including pricing and promotional spending levels by competitors; raw material costs and availability; fish availability and pricing; high leverage; foreign currency exchange and interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers; the timely launch and market acceptance of new products; successful integration of acquired businesses; consolidation of processing plants; changes in business strategy or development plans; availability, terms and deployment of capital; ability to increase prices; changes in, or the failure or inability to comply with, governmental regulations, including environmental regulations; industry trends, including changes in buying and inventory practices by customers; production capacity constraints and other factors.

     These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended June 30, 2002 and the “Risk Factors” section of the Company’s Registration Statement on Form S-4/A dated November 19, 2002. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Selected Balance Sheet Data (Unaudited)	April 27,
(In millions)	2003

Cash and cash equivalents	$42.7
Trade accounts receivable, net of allowance	222.4
Inventories	773.1
Total assets	3,544.9
Accounts payable and accrued expenses	432.3
Short-term borrowings	0.6
Long-term debt, including current portion	1,646.9
Stockholders’ equity	949.4

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Three Months Ended May 1, 2002
(In Millions)

		GAAP	GAAP		Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP	Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustments	As Adjusted

Net sales	$498.4	$351.7	$850.1	$—	$850.1
Cost of products sold	356.2	260.3	616.5	0.6 [2]	617.1
Selling, general and administrative	80.9	54.4	135.3	(0.5)[3]	134.8

Operating income	61.3	37.0	98.3	(0.1)	98.2
Interest expense	1.1	32.0	33.1	0.4 [4]	33.5
Other income/(expense)	2.4	(0.3)	2.1	—	2.1

Income before income taxes	62.6	4.7	67.3	(0.5)	66.8
Provision for income taxes	15.1	2.0	17.1	8.5 [5]	25.6

Net income	$47.5	$2.7	$50.2	$(9.0)	$41.2

Basic Average Shares	156,921,228	52,291,428	209,212,656		209,212,656
EPS	$0.30		$0.24		$0.20
Fully Diluted Shares Outstanding	156,965,671	53,115,547	210,081,218		210,081,218
EPS	$0.30		$0.24		$0.20

[1]	The historical GAAP Reported consolidated statements of income include only the results of operations for the Acquired Businesses. For comparability, the GAAP Total Pro Forma consolidated statements of income include a pro forma adjustment to include the results of Del Monte Brands. Cost of products sold excludes $6.8 million of amortization expense for intangible assets of the Acquired Businesses no longer subject to amortization upon the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets” effective May 2, 2002. Cost of products sold also includes $0.5 million of pro forma depreciation expense to recognize the unwinding of Acquired Businesses assets held under synthetic lease obligations. SG&A includes the addition of $0.6 million of pro forma incentive and retention compensation for the Acquired Businesses. Interest expense includes $18.1 million of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year. Other expense excludes $0.3 million of amortization expense for intangible assets no longer subject to amortization under SFAS No. 142.

[2]	In accordance with purchase accounting rules applied to the merger, Del Monte Brands fixed assets were increased to fair market value. These results exclude $1.5 million resulting from incremental depreciation expense and include $2.3 million recorded to eliminate the restructuring liabilities accrual adjustment of the Acquired Businesses.

[3]	SG&A excludes incentive and retention compensation for the Acquired Businesses.

[4]	Interest expense excludes $1.6 million of interest income resulting from the amortization of a loss from interest rate swap agreements and $1.1 million of previously capitalized debt issuance costs as a result of early repayment of debt.

[5]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Three Months Ended April 27, 2003
(In Millions)

		GAAP	GAAP			Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP		Pro Forma
	Reported	Adjustments	Pro Forma	Adjustments		As Adjusted

Net sales	$776.0	$—	$776.0	$6.3	[1]	$782.3
Cost of products sold	578.2	—	578.2	(14.5)[2]		563.7
Selling, general and administrative	132.3	—	132.3	(14.3)[3]		118.0

Operating income	65.5	—	65.5	35.1		100.6
Interest expense	30.7	—	30.7	(0.2)[4]		30.5
Other income/(expense)	(1.2)	—	(1.2)	1.8	[5]	0.6

Income before income taxes	33.6	—	33.6	37.1		70.7
Provision for income taxes	10.1	—	10.1	16.0	[6]	26.1

Net income	$23.5	$—	$23.5	$21.1		$44.6

Basic Average Shares	209,302,840	—	209,302,840			209,302,840
EPS	$0.11		$0.11			$0.21
Fully Diluted Shares Outstanding	210,315,551	—	210,315,551			210,315,551
EPS	$0.11		$0.11			$0.21

[1]	Net sales excludes trade promotion and other sales related expenses of $9.7 million, $4.3 million of reductions in new item introduction expenses resulting from conforming accounting practices, and other sales adjustments of $0.9 million.

[2]	In accordance with purchase accounting rules applied to the merger, Del Monte Brands inventory was increased to fair market value. This inventory step-up increases cost of products sold as inventory on-hand at the acquisition date is sold. These results exclude $14.5 million from inventory step-up. In addition, these results exclude $0.7 million related to Acquired Businesses restructuring, and other adjustments of $0.7 million.

[3]	SG&A excludes $8.6 million of integration expenses, and costs attributed to the Acquired Businesses for legal settlements of $3.0 million, restructuring expense of $2.0 million, and incentive and retention compensation of $0.6 million. SG&A excludes a $0.6 million credit resulting from conforming accounting practices for Del Monte Brands package design costs, and other adjustments of $0.7 million.

[4]	Interest expense excludes $1.0 million of interest income resulting from the amortization of a loss from interest rate swap agreements, and $1.2 million of expense for previously capitalized debt issuance costs from the early repayment of debt.

[5]	Other expense excludes foreign exchange losses of $1.0 million related to the Company’s Euro-denominated borrowings in connection with the merger financing, and $0.8 million of prepayment premiums from the early repayment of debt.

[6]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Twelve Months Ended May 1, 2002
(In Millions)

		GAAP	GAAP			Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP		Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustements		As Adjusted

Net sales	$1,817.0	$1,367.0	$3,184.0	$1.3	[2]	$3,185.3
Cost of products sold	1,295.8	1,035.7	2,331.5	(10.6)[3]		2,320.9
Selling, general and administrative	260.5	204.4	464.9	(3.2)[4]		461.7

Operating income	260.7	126.9	387.6	15.1		402.7
Interest expense	—	154.4	154.4	(9.7)[5]		144.7
Other income/(expense)	1.2	(34.9)	(33.7)	37.8	[6]	4.1

Income before income taxes	261.9	(62.4)	199.5	62.6		262.1
Provision for income taxes	81.9	(24.2)	57.7	36.7	[7]	94.4

Net income	$180.0	$(38.2)	$141.8	$25.9		$167.7

Basic Average Shares	156,921,228	52,274,190	209,195,418			209,195,418
EPS	$1.15		$0.68			$0.80
Fully Diluted Shares Outstanding	156,921,228	52,964,405	209,885,633			209,885,633
EPS	$1.15		$0.68			$0.80

[1]	The historical GAAP Reported consolidated statements of income include only the results of operations for the Acquired Businesses. For comparability, the consolidated GAAP Total Pro Forma statements of income include a pro forma adjustment to include the results of Del Monte Brands. Cost of products sold excludes $22.3 million of amortization expense for intangible assets of the Acquired Businesses no longer subject to amortization upon the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets” effective May 2, 2002. Cost of products sold also includes $1.9 million of pro forma depreciation expense to recognize the unwinding of Acquired Businesses assets held under synthetic lease obligations. SG&A includes the addition of $2.5 million of pro forma incentive and retention compensation for the Acquired Businesses. Interest expense includes $82.5 million of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year. Other expense excludes $3.3 million of amortization expense for intangible assets no longer subject to amortization under SFAS No. 142.

[2]	Net sales excludes $1.3 million of trade promotion expense related to an earlier Del Monte Brands acquisition.

[3]	Cost of products sold excludes $5.0 million of restructuring expense for the Acquired Businesses and $1.7 million for Del Monte Brands plant consolidation expense. Cost of products sold also excludes $4.7 million of gains from the sale of assets for the Acquired Businesses, and $2.4 million for the fair market value inventory step-up related to an earlier Del Monte Brands acquisition. In accordance with purchase accounting rules applied to the merger, Del Monte Brands fixed assets were increased to fair market value. These results exclude $6.0 million resulting from incremental depreciation expense.

[4]	SG&A excludes $2.5 million of incentive and retention compensation for the Acquired Businesses and $0.6 million of Acquired Businesses restructuring expense.

[5]	Interest expense excludes a $11.5 million of previously capitalized debt issuance costs as a result of a May 2001 debt refinancing, and $1.8 million of interest income resulting from the amortization of a loss from interest rate swap agreements.

[6]	Other expense excludes a $32.0 million of prepayment premiums as a result of a May 2001 debt refinancing, and $5.8 million of losses from the change in fair value of interest rate swap agreements.

[7]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Twelve Months Ended April 27, 2003
(In Million’s)

		GAAP	GAAP			Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP		Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustments		As Adjusted

Net sales	$2,171.1	$888.1	$3,059.2	$20.0	[2]	$3,079.2
Cost of products sold	1,585.4	677.3	2,262.7	(31.0)[3]		2,231.7
Selling, general and administrative	334.9	136.0	470.9	(30.9)[4]		440.0

Operating income	250.8	74.8	325.6	81.9		407.5
Interest expense	45.3	81.9	127.2	2.5	[5]	129.7
Other income/(expense)	(4.4)	0.3	(4.1)	4.5	[6]	0.4

Income before income taxes	201.1	(6.8)	194.3	83.9		278.2
Provision for income taxes	67.6	(2.6)	65.0	35.0	[7]	100.0

Net income	$133.5	$(4.2)	$129.3	$48.9		$178.2

Basic Average Shares	175,859,550	33,392,382	209,251,932			209,251,932
EPS	$0.76		$0.62			$0.85
Fully Diluted Shares Outstanding	176,494,577	33,912,262	210,406,839			210,406,839
EPS	$0.76		$0.62			$0.85

[1]	The historical GAAP Reported consolidated statements of income include the results of operations for the Acquired Businesses, and the results of Del Monte Brands from the December 20, 2002 merger date. For comparability, the GAAP Total Pro Forma consolidated statements of income include a pro forma adjustment for the results of Del Monte Brands for the entire period presented. Cost of products sold includes $1.0 million of pro forma depreciation expense to recognize the unwinding of Acquired Businesses assets held under synthetic lease obligations. SG&A excludes $34.6 million of Del Monte Brands merger-related expenses incurred prior to the December 20, 2002 merger date. Interest expense includes $49.7 million of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year.

[2]	Net sales exclude Acquired Businesses adjustments of $6.6 million for trade promotion expenses related to a change in estimate for liabilities associated with accounts receivable deductions, $7.0 million related to a change in estimate related to prior periods, and $9.7 million for trade promotion and other sales related expenses and a $4.3 million reduction in Del Monte Brands new item introduction expenses resulting from conforming accounting practices, and other sales adjustments of $1.0 million.

[3]	In accordance with purchase accounting rules applied to the merger, Del Monte Brands inventory was increased to fair market value. This inventory step-up increases cost of products sold as inventory on-hand at the acquisition date is sold. Cost of products sold excludes $25.5 million from inventory step-up, and $4.0 million for incremental depreciation resulting from the step-up of fixed assets to their fair market value. Cost of products sold also excludes Acquired Businesses inventory adjustments of $1.5 million relating to revisions in the parent company overhead rates as of the merger date, $0.7 million of Acquired Businesses restructuring expense, and other adjustments of $0.7 million.

[4]	SG&A excludes $18.3 million of integration expenses, $3.5 million of allocated parent company costs for the Acquired Businesses, and $4.0 million of incentive and retention compensation for the Acquired Businesses. SG&A also excludes legal settlement costs of $3.0 million and restructuring expense of $2.0 million for the Acquired Businesses. In addition, SG&A excludes a $0.6 million credit resulting from conforming accounting practices for Del Monte Brands package design costs, and other adjustments of $0.7 million.

[5]	Interest expense excludes $4.7 million of interest income resulting from the amortization of a loss from interest rate swap agreements, and $2.2 million of expense for previously capitalized debt issuance costs from the early repayment of debt.

[6]	Other expense excludes a $3.6 million loss from foreign exchange related to the Company’s Euro-denominated borrowings in connection with the merger financing and $0.8 million of prepayment penalties as a result of early repayment of debt.

[7]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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CONTACTS:	Media Inquiries Brandy Bergman/Tracy Greenberger Citigate Sard Verbinnen (212) 687-8080	Investor Relations Tom Gibbons Del Monte Foods (415) 247-3382

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